UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 13, 2024

PSQ Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40457	86-2062844
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

250 S. Australian Avenue, Suite 1300

West Palm Beach, Florida 33401

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (877) 776-2402

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	PSQH	New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	PSQH.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Contract

On August 13, 2024, PSQ Holdings, Inc. (the “Company” or “PSQ”) entered into a convertible note purchase agreement (“Convertible Note Purchase Agreement”) for the purchase of $10,000,000 of 9.75% convertible notes (the “Private Placement Notes”) by Fountain Ripple V, LLC, an affiliate of a PSQ board member (the “Note Purchaser”).

The Note Purchaser also entered into a registration rights agreement (the “Private Placement Registration Rights Agreement”) with the Company, pursuant to which, among other things, the Company will be obligated to file a registration statement to register the resale of the shares issuable upon conversion of the Private Placement Notes (the “Private Placement Note Securities”) within a certain period after the closing of the Convertible Note Purchase Agreement, upon demand by holders of a majority of the registrable securities. The Private Placement Registration Rights Agreement also provides for certain additional demand registration and “piggy-back” registration rights, subject to certain requirements and conditions.

The Note Purchaser also entered into lock-up agreements pursuant to which it will be subject to trading restrictions and restrictions against selling short or hedging PSQ securities for a period of 12 months after the closing of the Convertible Note Purchase Agreement (the “Note Purchaser Lock-Up Agreement”).

The foregoing description of the Convertible Note Purchase Agreements, Private Placement Notes, Private Placement Registration Rights Agreement, and Note Purchaser Lock-Up Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the forms of Convertible Note Purchase Agreement, Private Placement Notes, Private Placement Registration Rights Agreement, and Note Purchaser Lock-Up Agreement, copies of which are attached hereto as Exhibit 10.1, Exhibit 4.1, Exhibit 10.2, and Exhibit 10.3, respectively, and are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On August 14, 2024, the Company issued a press release announcing the entry into the Convertible Note Purchase Agreement and the issuance of the Private Placement Notes. The press release is attached as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

All statements in the press release, other than historical financial information, may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Although the Company believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance, and actual results or developments may differ materially from those in the forward-looking statements. See the Company’s other filings with the Securities and Exchange Commission (the “SEC”) for a discussion of other risks and uncertainties. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The information in this Current Report on Form 8-K under Item 7.01 is being “furnished” and not “filed” with the SEC for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities under such section. Furthermore, such information shall not be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, unless specifically identified as being incorporated therein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Private Placement 9.75% Convertible Note
10.1	Note Purchase Agreement, dated as of August 13, 2024, by and between PSQ Holdings, Inc. and Fountain Ripple V, LLC
10.2	Private Placement Registration Rights Agreement, by and between PSQ Holdings, Inc. and Fountain Ripple V, LLC
10.3	Private Placement Note Purchaser Lock-Up Agreement, by and between PSQ Holdings, Inc. and Fountain Ripple V, LLC
99.1	Press Release, dated August 14, 2024
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSQ Holdings, Inc.

Date: August 14, 2024	By:	/s/ James M. Giudice
	Name:	James M. Giudice
	Title:	Chief Legal Officer and General Counsel

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